UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 25 July 2000
                                                       ----------------




                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                     Delaware                               1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5.  Other Events.
----------------------

              AIR PRODUCTS' EARNINGS FROM OPERATIONS UP 33 PERCENT
              ----------------------------------------------------

LEHIGH VALLEY, Pa. (July 25, 2000) - Air Products and Chemicals, Inc. (NYSE:APD) today reported its third quarter earnings per share from operations increased 33 percent on strong performance in industrial gases. Broad-based growth across all regions, and in particular in key markets like electronics and the chemicals and process industries (CPI), drove results.

The company reported income from operations of $139 million, or diluted earnings per share of 64 cents, compared with income from operations of $104 million, or 48 cents per share, in the third quarter of 1999. Record sales of $1.4 billion were 14 percent higher than last year's sales for the June quarter. These results and the following discussion exclude special items.

"This was an outstanding operating quarter for Air Products. Exceptional growth in our key markets, combined with our solid execution, produced another consecutive quarter of record sales and record earnings from operations. I appreciate the hard work, innovation, and customer focus of our people around the world. Our employees are delivering the difference--the Air Products difference--our customers appreciate and have come to expect," Air Products chairman and chief executive officer H. A. Wagner said.

Industrial gas sales increased 21 percent, operating income was up 37 percent, and the worldwide gases operating margin increased to 21.2 percent. Sales and operating income climbed on significant volume gains in electronics. Demand for Air Products' premier electronics specialty gases and chemicals--including Schumacher products and nitrogen trifluoride (NF3), a more environmentally-friendly and productive chamber cleaning gas used by semiconductor manufacturers--increased substantially. Also contributing to these gains were strong demand in North America and Europe for hydrogen into the CPI market and the consolidation of the company's Korean gas affiliate, which principally serves the CPI and electronics markets and previously had been accounted for as an equity affiliate.

Gases equity affiliates' income rose more than 60 percent, primarily on higher volumes in Asia and Mexico and favorable currency impacts.

Chemicals sales increased seven percent compared with last year, driven by growth in intermediate and performance chemicals volumes. Operating income was up four percent as cost control and productivity improvements partially offset significantly higher raw material costs.

Mr. Wagner concluded by saying, "We continue to see momentum in many of our key markets, and we are taking decisive actions to leverage the growth we expect. We are selectively expanding our electronics specialty gases and chemicals manufacturing facilities in response to unprecedented customer demand. Continued workforce and facility restructuring will further enhance our commitment to better serve our customers and increase our organizational efficiency. Based on these actions, and our strong performance in the first three quarters of our fiscal year, we expect growth in earnings per share from operations to exceed 15 percent this year."

The June 2000 operating results exclude $302 million in after-tax charges, or $1.39 per share, consisting of costs related to the failed attempt to acquire BOC. The June 2000 operating results also exclude a $29.5 million after-tax charge, or 14 cents per share, for a global cost reduction plan. The plan results in staff reductions and the rationalization of three European facilities.

The June 1999 operating results exclude an after-tax charge of $9 million, or four cents per share, for a global cost reduction plan.

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions; demand for the goods and services of Air Products; competitive factors in the industries in which it competes; changes in government regulation; success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in the jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
----------------------------------------------------------------------------------------------------------------------------------
                                                       Three Months Ended                             Nine Months Ended
                                                            30 June                                        30 June
                                                 2000                   1999                   2000                    1999
----------------------------------------------------------------------------------------------------------------------------------
Sales                                            $1,406.4              $1,237.8                $4,018.0               $3,765.7
----------------------------------------------------------------------------------------------------------------------------------
Net Income:
     As reported                                  $(192.5)                $94.6                  $(94.3)                $327.9
     Exclusive of special items                    $138.8(a)              103.6(c)               $393.2(b)              $334.9(d)
----------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
     As reported                                     $(.90)                 $.45                   $(.44)                 $1.55
     Exclusive of special items                       $.65                  $.49                   $1.84                  $1.58
----------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share:(g)
     As reported                                     $(.90)                 $.44                   $(.44)                 $1.52
     Exclusive of special items                       $.64(a)               $.48(c)                $1.82(b)               $1.55(d)
----------------------------------------------------------------------------------------------------------------------------------
Operating Return on Net Assets(e)                                                                  10.6%                  11.0%
Capital Expenditures                                                                             $813.2                 $868.8(f)
Depreciation                                       $150.4                $125.5                  $426.7                 $386.8
----------------------------------------------------------------------------------------------------------------------------------

(a) Excludes an after-tax charge of $301.8 million, or $1.39 per share, for costs related to the BOC transaction, and an after-tax charge of $29.5 million, or $.14 per share, for a global cost reduction plan.
(b) Excludes an after-tax charge of $456.5 million, or $2.12 per share, for costs related to the BOC transaction, an after-tax charge of $35.0 million, or $.16 per share, for a global cost reduction plan, and an after-tax gain of $4.0 million, or $.02 per share, on the sale of packaged gas facilities.
(c) Excludes an after-tax charge of $9.0 million, or $.04 per share, for a global cost reduction plan.
(d) Excludes an after-tax gain of $21.3 million, or $.10 per share, related to the formation of Air Products Polymers, an after-tax charge of $21.9 million, or $.10 per share, related to the global cost reduction plan, and an after-tax charge of $6.4 million, or $.03 per share, primarily related to Chemicals facility closure costs.
(e) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income, divided by the rolling five quarter average of total assets, less investments in equity affiliates. The ORONA calculation for the nine months ended 30 June 2000 excludes $55.4 million in charges related to a global cost reduction plan and $6.3 million in income related to the sale of packaged gas facilities. The ORONA calculation for the nine months ended 30 June 1999 excludes $34.2 million in charges related to a global cost reduction plan and $10.3 million in charges primarily related to Chemicals facility closure costs.
(f) Excludes the company's contribution of $121.7 million of assets to the Air Products Polymers venture.
(g) The calculation of diluted earnings per share for fiscal 2000 was based on the weighted average of common shares outstanding due to the net loss position. The calculation of diluted earnings per share excluding special items was based on the weighted average of common shares and common equivalent shares. The weighted average common shares and common equivalent shares for the three and nine months ended 30 June 2000 was 216.5 million and 215.8 million shares, respectively. Additionally, the calculation of the per share impact of special items on a diluted basis was based on the weighted average of common shares and common equivalent shares for all periods presented.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

 (Millions of dollars, except per share)
----------------------------------------------------------------------------------------------------------------------------
                                                         Three Months Ended                     Nine Months Ended
                                                              30 June                                30 June
                                                      2000               1999                2000               1999
----------------------------------------------------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                                                   $1,406.4           $1,237.8           $4,018.0            $3,765.7
Other income(expense),net                                   (4.5)               2.9                9.4                12.3
----------------------------------------------------------------------------------------------------------------------------
                                                         1,401.9            1,240.7            4,027.4             3,778.0
----------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                                              993.7              871.0            2,796.4             2,624.1
Selling and administrative                                 189.5              172.6              537.2               524.1
Research and development                                    32.3               29.4               92.3                90.4
----------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                           186.4              167.7              601.5               539.4
Income from equity affiliates, net of                       20.4               15.2               62.0                39.1
   related expenses
Net gain on formation of polymer venture                    --                 --                 --                  31.1
Loss on currency hedges related to BOC                     482.5               --                730.4                --
   transaction and expenses
Interest expense                                            52.9               39.3              141.0               120.1
----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES AND                            (328.6)             143.6             (207.9)              489.5
MINORITY INTEREST
Income taxes (benefits)                                   (137.6)              44.4             (120.2)              149.4
Minority interest(a)                                         1.5                4.6                6.6                12.2
----------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                        $(192.5)             $94.6             $(94.3)             $327.9
============================================================================================================================
BASIC EARNINGS (LOSS) PER                                   $(.90)              $.45              $(.44)              $1.55
COMMON SHARE
----------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS (LOSS) PER                                 $(.90)              $.44              $(.44)              $1.52
COMMON SHARE
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                                 213.4              212.5              213.3               211.9
 COMMON SHARES (in millions)
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                                 213.4              217.0              213.3               215.9
 COMMON AND COMMON
 EQUIVALENT SHARES (in
 millions)(b)(c)
----------------------------------------------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER                                       $.19               $.18               $.55                $.52
COMMON SHARE - Cash
----------------------------------------------------------------------------------------------------------------------------

(a)  Minority interest primarily includes before-tax amounts.
(b) Common equivalent shares were not considered in fiscal year 2000 due to the net loss position.
(c) The dilution of earnings per common share in fiscal year 1999 is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
----------------------------------------------------------------------------------------------------------
                                                                                      30 June
                                      ASSETS                                     2000          1999
----------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                                              $113.3            $80.3
Trade receivables, less allowances for doubtful accounts                          960.9            922.3
Inventories                                                                       445.5            428.8
Contracts in progress, less progress billings                                      79.0             93.0
Other current assets                                                              349.8            184.3
----------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                            1,948.5          1,708.7
----------------------------------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY                               503.7            479.3
  AFFILIATES
OTHER INVESTMENTS AND ADVANCES                                                     28.0             32.5
PLANT AND EQUIPMENT, at cost                                                   10,625.4          9,975.2
Less - Accumulated depreciation                                                 5,211.8          4,901.6
----------------------------------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                                        5,413.6          5,073.6
----------------------------------------------------------------------------------------------------------
GOODWILL                                                                          326.8            346.4
OTHER NONCURRENT ASSETS                                                           346.2            371.6
----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                   $8,566.8         $8,012.1
==========================================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY
----------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                                                        $557.3           $561.4
Accrued liabilities                                                               325.3            284.1
Accrued income taxes                                                               12.5             18.8
Short-term borrowings                                                             716.2            326.3
Current portion of long-term debt                                                  72.8            258.7
----------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                       1,684.1          1,449.3
----------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                                  2,800.2          2,249.7
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                                    565.9            603.1
DEFERRED INCOME TAXES                                                             750.9            741.5
----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                               5,801.1          5,043.6
----------------------------------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                                        122.0            136.2
----------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Common stock (par value $1 per share; issued 2000 and 1999 - 249,455,584          249.4            249.4
shares)
Capital in excess of par value                                                    342.3            340.8
Retained earnings                                                               3,490.1          3,617.6
Accumulated other comprehensive income                                           (391.6)          (316.3)
Treasury Stock, at cost (2000 - 20,150,393 shares; 1999 - 20,150,722 shares)     (681.6)          (681.6)
Shares in trust (2000 - 15,993,456 shares; 1999 - 16,374,083 shares)             (364.9)          (377.6)
----------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                      2,643.7          2,832.3
----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     $8,566.8         $8,012.1
==========================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                   (Unaudited)

(Millions of dollars)
-----------------------------------------------------------------------------------------------------------------------
                                                     Three Months Ended                     Nine Months Ended
                                                          30 June                              30 June
                                                   2000               1999              2000              1999
-----------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                 $(192.5)             $94.6            $(94.3)             $327.9
-----------------------------------------------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME
 (LOSS), net of tax

Foreign currency translation adjustments            (51.2)             (37.6)           (114.5)              (93.9)

Unrealized gains (losses) on investments:
  Unrealized holding gains (losses) arising          --                  5.0              (2.7)                9.1
     during the period
  Less:  reclassification adjustment for gains       --                 --                --                  --
     included in net income
-----------------------------------------------------------------------------------------------------------------------
Net unrealized gains (losses) on investments         --                  5.0              (2.7)                9.1
-----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)             (51.2)             (32.6)           (117.2)              (84.8)
-----------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME (LOSS)                       $(243.7)             $62.0           $(211.5)             $243.1
=======================================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                             CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                                                 Nine Months Ended 30 June
                                                                               2000                    1999
---------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income (Loss)                                                             $(94.3)                   $327.9
Adjustments to reconcile income to cash provided by operating activities:
   Depreciation                                                                426.7                     386.8
   Deferred income taxes                                                         3.4                      39.8
   Gain on formation of polymer venture                                         --                       (31.1)
   Loss on BOC transaction                                                     706.1                      --
   Undistributed (earnings) of unconsolidated affiliates                       (43.1)                    (25.2)
   (Gain) loss on sale of assets and investments                                (9.0)                      1.4
   Other                                                                       115.8                      89.8
Working capital changes that provided (used) cash, net of effects of acquisitions:
   Trade receivables                                                           (89.8)                    (66.2)
   Inventories and contracts in progress                                       (27.1)                     13.4
   Payables, trade and other                                                    56.1                      90.9
   Other                                                                      (167.5)                    (36.8)
---------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                          877.3                     790.7
---------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Additions to plant and equipment (a)                                          (586.2)                   (671.8)
Acquisitions, less cash acquired (b)(c)                                       (169.7)                    (75.5)
Investment in and advances to unconsolidated affiliates                        (15.8)                   (101.5)
BOC transaction costs (d)                                                     (665.8)                     --
Proceeds from sale of assets and investments                                    42.0                      50.4
Other                                                                           (2.9)                     14.2
---------------------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                          (1,398.4)                   (784.2)
---------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Long-term debt proceeds                                                        534.0                      78.1
Payments on long-term debt                                                    (426.9)                    (31.8)
Net increase (decrease) in commercial paper                                    530.8                      62.8
Net increase (decrease) in other short-term borrowings                          45.6                      (4.7)
Dividends paid to shareholders                                                (115.2)                   (107.9)
Purchase of Treasury Stock                                                      --                       (24.6)
Other                                                                            5.6                      44.2
---------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                          573.9                      16.1
---------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                                         (1.1)                     (3.8)
---------------------------------------------------------------------------------------------------------------------
Increase in Cash and Cash Items                                                 51.7                      18.8
Cash and Cash Items - Beginning of Year                                         61.6                      61.5
---------------------------------------------------------------------------------------------------------------------
Cash and Cash Items - End of Period                                           $113.3                     $80.3
=====================================================================================================================

(a) Excludes capital lease additions of $17.2 and $12.6 in fiscal 2000 and 1999, respectively.
(b)  Excludes $24.3 of long-term debt assumed in acquisitions in fiscal
     2000.
(c) Excludes assumption of $7.4 of former shareholder liability of company acquired in fiscal 1999.
(d) Impact of BOC transaction is described in the Notes to Consolidated Financial Statements.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On 13 July 1999, the Boards of Air Products and Chemicals, Inc., The BOC Group, and Air Liquide announced that they had agreed to the terms of a recommended offer for the share capital of BOC at UK(pound)14.60 per BOC share (the "Offer"). The Offer, which was to be made jointly by Air Products and Air Liquide, was subject to certain pre-conditions, one of which was the approval of the U.S. Federal Trade Commission (FTC).

During 10 months of discussions with the FTC, Air Products and Air Liquide made a number of comprehensive and practical proposals, including divestitures, which responded to the requirements of the FTC. On 10 May 2000, Air Products and Air Liquide announced it had recently become clear that the FTC would not approve the Offer by 12 May 2000, the date on which the period for satisfying the pre-conditions to the Offer would expire, and the Offer was not extended beyond 12 May 2000.

Since the BOC transaction did not occur, certain costs and financing fees, which had been deferred, were required to be expensed in the quarter ended 30 June 2000. In addition, the company and Air Liquide were obligated to pay BOC a fee of $50 million each since the Offer to acquire BOC was not made.

Additionally, the company had entered into various purchased currency options and forward exchange contracts to hedge the currency exposure related to the proposed purchase of BOC shares at UK(pound)14.60 per share. Net losses associated with the change in market value of these contracts were recorded in earnings. Additional losses through the date of termination of the hedging instruments were incurred due to the continued decline in the value of the British Pound. The company purchased British Pound put options subsequent to 31 March 2000 to cap the rate change exposure of the remaining forward exchange contracts. The cost of these put instruments was $78.5 million.

The charge to earnings in the quarter ended 30 June 2000 was $482.5 million ($301.8 million after-tax). Of this amount, $361.9 million ($226.4 million after-tax) of charges were recorded on purchased currency option and forward exchange contracts entered into to hedge the currency exposure of the transaction. The remaining charge of $120.6 million ($75.4 million after-tax) consists primarily of the BOC fee paid and previously deferred expenses.

The results for the nine months ended 30 June 2000 include a total charge related to the proposed BOC transaction of $730.4 million ($456.5 million after-tax). Of this amount, $594.6 million ($371.6 million after-tax) of charges were recorded on purchased currency option and forward exchange contracts entered into to hedge the currency exposure of the transaction, resulting in a cumulative charge recorded on the currency hedging instruments of $582.0 million ($363.8 million after-tax). The remaining charge of $135.8 million ($84.9 million after-tax) consists of the BOC fee paid and transaction expenses.

The cash impact of the BOC transaction of $690.1 million in fiscal year 2000 was principally reflected as an investing activity in the statement of Consolidated Cash Flows. This cash impact ignores the tax benefits associated with this transaction.

The results for the three months ended 30 June 2000 include a charge of $46.7 million ($29.5 million after-tax) for a global cost reduction plan. The plan results in a staff reduction of 347 employees. The charge includes $7.5 million of asset impairment charges related to the rationalization of three facilities in Europe. The charges to cost of sales, selling and administrative, research and development, and other expense were $17.3 million, $21.0 million, $.9 million, and $7.5 million, respectively. The reductions began late in the fiscal quarter and will be completed by 30 June 2001.

The results for the nine months ended 30 June 2000 include cost reduction charges of $55.4 million ($35.0 million after-tax). The 2000 plan, initiated in the quarter ending 31 March 2000, includes 450 staff reductions in total and three facility impairments. The charges to cost of sales, selling and administrative, research and development, and other expense were $20.6 million, $25.4 million, $1.9 million, and $7.5 million, respectively.

The results for the nine months ended 30 June 2000 include a gain of $6.3 million ($4.0 million after-tax) related to the sale of packaged gas facilities.

The current year-to-date consolidated effective tax rate is 56.0 percent, after minority interest of $6.6 million. This compares to a rate of 31.3 percent in the prior year. The fiscal 2000 rate is significantly impacted by a higher tax rate on the BOC transaction, the global cost reduction plan, and the sale of packaged gas facilities. Excluding these tax impacts, the effective rate for the nine months is 30.4 percent. The effective rate in the prior year, excluding the tax rate impact of the gain on the formation of the polymer ventures, a chemical facility closure and the global cost reduction, was 31.8 percent.

The results for the three and nine months ended 30 June 1999 include a charge of $13.9 million ($9.0 million after-tax) for a global cost reduction plan. This plan resulted in a staffing reduction of 142 employees. The charges to cost of sales and selling and administrative were $5.4 million and $8.5 million, respectively. The plan was completed in June 2000, essentially as expected.

The results for the nine months ended 30 June 1999 include a charge of $34.2 million ($21.9 million after-tax) for the global cost reduction plan. The total staff reduction for the 1999 plan was 348 employees. The charges to cost of sales, selling and administrative, and research and development were $15.3 million, $17.8 million, and $1.1 million, respectively for the nine months ended 30 June 1999.

The results for the nine months ended 30 June 1999 include a net gain of $31.1 million ($21.3 million after-tax) related to the formation of Air Products Polymers (a 65 percent majority owned venture with Wacker-Chemie GmbH). The gain was partially offset by costs related to an emulsions facility shutdown not included in the joint venture and for costs related to indemnities provided by Air Products to the venture.

The results for the nine months ended 30 June 1999 also include a charge of $10.3 million ($6.4 million after-tax) primarily related to Chemicals facility closure costs.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)


Business segment information is shown below:
--------------------------------------------------------------------------------------------------------------------------
 (Millions of dollars)                                Three Months Ended                 Nine Months Ended
                                                            30 June                           30 June
                                                     2000           1999               2000                1999
--------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
  Gases                                              $894.8         $737.5            $2,517.5             $2,226.0
  Equipment                                            65.0           84.5               169.4                305.2
  Chemicals                                           446.6          415.8             1,331.1              1,234.5
--------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                    1,406.4        1,237.8             4,018.0              3,765.7
--------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                              $1,406.4       $1,237.8            $4,018.0             $3,765.7
--------------------------------------------------------------------------------------------------------------------------
Operating income
  Gases                                              $157.3(a)      $127.4(d)           $481.6(b)(c)         $386.1(e)
  Equipment                                            (3.6)(a)         .4(d)              3.2(b)              30.1(e)
  Chemicals                                            44.8(a)        47.4(d)            146.4(b)             141.6(e)(f)
--------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                      198.5          175.2               631.2                557.8
--------------------------------------------------------------------------------------------------------------------------
  Corporate research and development and other        (12.1)(a)       (7.5)              (29.7)(b)            (18.4)(e)
    income/(expense)
--------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                $186.4         $167.7              $601.5               $539.4
--------------------------------------------------------------------------------------------------------------------------
Operating income (excluding special items)
  Gases                                              $189.3         $138.1              $507.3               $413.1
  Equipment                                             3.3            1.2                10.1                 32.8
  Chemicals                                            51.7           49.8               162.0                155.9
--------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                      244.3          189.1               679.4                601.8
--------------------------------------------------------------------------------------------------------------------------
  Corporate research and development and other        (11.2)          (7.5)              (28.8)               (17.9)
    income/(expense)
--------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                $233.1         $181.6              $650.6               $583.9
--------------------------------------------------------------------------------------------------------------------------
Equity affiliates' income
  Gases                                                18.4           11.3               $52.6                $28.5
  Equipment                                             1.0             .4                 1.8                  1.1
  Chemicals                                             2.0            3.4                 8.7                  8.9
  Other                                                (1.0)            .1                (1.1)                  .6
--------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                       20.4           15.2                62.0                 39.1
--------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                 $20.4          $15.2               $62.0                $39.1
--------------------------------------------------------------------------------------------------------------------------

(Millions of dollars)
--------------------------------------------------------------------------------------------------------------------------
                                                                                         Nine Months Ended
                                                                                              30 June
                                                                                       2000                1999
--------------------------------------------------------------------------------------------------------------------------
Total assets
  Gases                                                                               $6,264.3               $5,722.4
  Equipment                                                                              233.9                  298.0
  Chemicals                                                                            1,677.7                1,718.6
--------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                       8,175.9                7,739.0
--------------------------------------------------------------------------------------------------------------------------
    Corporate assets                                                                     390.9                  273.1
--------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                                 $8,566.8               $8,012.1
--------------------------------------------------------------------------------------------------------------------------
ORONA
  Gases                                                                                   11.4%                  10.9%
  Equipment                                                                                5.8%                  16.7%
  Chemicals                                                                               13.1%                  13.5%
--------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                          11.6%                  11.8%
--------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                                     10.6%                  11.0%
--------------------------------------------------------------------------------------------------------------------------

(a) The results for the three months ended 30 June 2000 include the cost reduction charge in Gases ($32.0 million), Equipment ($6.9 million), Chemicals ($6.9 million), and Corporate ($.9 million).

(b) The results for the nine months ended 30 June 2000 include the cost reduction charge in Gases ($32.0 million), Equipment ($6.9 million), Chemicals ($15.6 million), and Corporate ($.9 million).

(c) The results for the nine months ended 30 June 2000 include a gain on the sale of packaged gas facilities of $6.3 million.

(d) The results for the three months ended 30 June 1999 include the cost reduction charge in Gases ($10.7 million), Equipment ($.8 million), and Chemicals ($2.4 million).

(e) The results for the nine months ended 30 June 1999 include the cost reduction charge in Gases ($27.0 million), Equipment ($2.7 million), Chemicals ($4.0 million), and Corporate ($.5 million).

(f) The results for the nine months ended 30 June 1999 include a charge of $10.3 million primarily related to Chemicals facility closure costs.

A reconciliation of total segment operating income to consolidated income before income taxes and minority interest is as follows:


(Millions of dollars)
------------------------------------------------------------------------------------------------------------------------
                                                      Three Months Ended                 Nine Months Ended
                                                            30 June                           30 June
                                                     2000           1999               2000                1999
------------------------------------------------------------------------------------------------------------------------
Total segment operating income                        $198.5          $175.2            $631.2             $557.8
Corporate research and development and                 (12.1)           (7.5)            (29.7)             (18.4)
other income/(expense)
------------------------------------------------------------------------------------------------------------------------
Consolidated operating income                          186.4           167.7             601.5              539.4
------------------------------------------------------------------------------------------------------------------------
Segment equity affiliates' income                       20.4            15.2              62.0               39.1
Gain on Wacker formation                                  --              --                --               31.1
Loss on currency hedges related to BOC                 482.5              --             730.4                 --
   transaction and expenses
Interest expense                                        52.9            39.3             141.0              120.1
------------------------------------------------------------------------------------------------------------------------
Consolidated income (loss) before taxes and          $(328.6)         $143.6           $(207.9)            $489.5
minority interest
========================================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
---------------------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended                        Nine Months Ended
                                                              30 June                                  30 June
                                                     2000                1999                 2000                 1999
---------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
  United States                                       $937.3              $793.5             $2,655.8             $2,403.2
   United Kingdom                                      122.4               152.2                367.9                476.1
   Spain                                                75.5                78.5                231.2                243.4
   Other Europe                                        127.8               138.9                417.7                438.0
---------------------------------------------------------------------------------------------------------------------------------
  Total Europe                                         325.7               369.6              1,016.8              1,157.5
---------------------------------------------------------------------------------------------------------------------------------
  Canada/Latin America                                  60.4                47.8                173.8                151.0
  Asia                                                  82.9                26.8                171.3                 53.8
  All Other                                               .1                  .1                   .3                   .2
---------------------------------------------------------------------------------------------------------------------------------
Total                                               $1,406.4            $1,237.8             $4,018.0             $3,765.7
---------------------------------------------------------------------------------------------------------------------------------


Note: Geographic information is based on country of origin. The Other
      Europe segment operates principally in France, Germany, Netherlands, and Belgium.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   Air Products and Chemicals, Inc.
                                   -----------------------------------
                                   (Registrant)




Dated: 25 July 2000                By:   /s/ Leo J. Daley
                                      --------------------------------
                                          Leo J. Daley
                                          Vice President - Finance
                                          (Chief Financial Officer)